Securities and Exchange Commission

                     Washington, DC  20549

                            Form 8-K


                         Current Report

             Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act 1934


                 Date of Report March 28, 1997
               (Date of earliest event reported)



                    CalEnergy Company, Inc.
     (Exact name of registrant as specified in its charter)



    Delaware              1-9874                       94-2213782
(State of other        (Commission File Number)       (IRS Employer
jurisdiction of                                       Identification No.)
incorporation)



 302 South 36th Street, Suite 400,   Omaha, NE   68131
(Address of principal executive offices)        Zip Code




Registrant's Telephone Number, including area code:    (402) 341-4500



                              N/A
(Former name or former address, if changed since last report)


Item 5.  Other Events

     In November 1995, the Company closed the financing and commenced construction of the Casecnan Project, a combined irrigation and 150 net MW hydroelectric power generation project (the "Casecnan Project") located in the central part of the island of Luzon in the Republic of the Philippines. The Casecnan Project will consist generally of diversion structures in the Casecnan and Denip Rivers that will divert water into a tunnel of approximately 23 kilometers. The tunnel will transfer the water from the Casecnan and Denip Rivers in the Pantabangan Reservoir for irrigation and hydroelectric use in the Central Luzon area. An underground powerhouse located at the end of the water tunnel and before the Pantabangan Reservoir will house a power plant consisting of approximately 150 MW of newly installed rated electrical capacity. A tailrace tunnel of approximately three kilometers will deliver water from the water tunnel and the new powerhouse to the Pantabangan Reservoir, providing additional water for irrigation and increasing the potential electrical generation at two downstream existing hydroelectric facilities of the National Power Corporation of the Philippines ("NPC").

     CE Casecnan Water and Energy Company, Inc., a Philippine corporation ("CE Casecnan") which is presently indirectly owned as to approximately 35% of its equity by the Company and approximately 35% indirectly owned by Peter Kiewit Sons' Inc., is developing the Casecnan Project under the terms of the Project Agreement between CE Casecnan and the National Irrigation Administration ("NIA"). Under the Project Agreement, CE Casecnan will develop, finance and construct the Casecnan Project over an estimated four-year construction period, and thereafter own and operate the Casecnan Project for 20 years (the "Cooperation Period"). During the Cooperation Period, NIA is obligated to accept all deliveries of water and energy, and so long as the Casecnan Project is physically capable of operating and delivering in accordance with agreed levels set forth in the Project Agreement, NIA will pay CE Casecnan a guaranteed fee for the delivery of water and a guaranteed fee for the delivery of electricity, regardless of the amount of water or electricity actually delivered. In addition, NIA will pay a fee for all electricity delivered in excess of a threshold amount up to a specified amount. NIA will sell the electric energy it purchases to NPC, although NIA's obligations to CE Casecnan under the Project Agreement are not dependent on NPC's purchase of the electricity from NIA. All fees to be paid by NIA to CE Casecnan are payable in U.S. dollars. The guaranteed fees for the delivery of water and energy are expected to provide approximately 70% of CE Casecnan's revenues.

     The Project Agreement provides for additional compensation to the CE Casecnan upon the occurrence of certain events, including increases in Philippine taxes and adverse changes in Philippine law. Upon the occurrence and during the continuance of certain force majeure events, including those associated with Philippines political action, NIA may be obligated to buy the Casecnan Project from CE Casecnan at a buy out price expected to be in excess of the aggregate principal amount of the outstanding CE Casecnan debt securities, together with accrued but unpaid interest. At the end of the Cooperation Period, the Casecnan Project will be transferred to NIA and NPC for no additional consideration on an "as is" basis.

     The Republic of the Philippines has provided a Performance Undertaking under which NIA's obligations under the Project Agreement are guaranteed by the full faith and credit of the Republic of the Philippines. The Project Agreement and the Performance Undertaking provide for the resolution of disputes by binding arbitration in Singapore under international arbitration rules.

     In its Form 8-K dated February 25, 1997, the Registrant reported that CE Casecnan had been recently advised that Hanbo Corporation and Hanbo Iron & Steel Company, Ltd. ("Hanbo Steel") had each filed to seek court receivership protection in South Korea but that Hanbo Engineering and Construction Co. Ltd. ("HECC") had not filed for receivership protection and was believed to be solvent. However, CE Casecnan has now been informed that HECC also has filed for receivership. The Casecnan project, which commenced in 1995, is currently being constructed pursuant to a fixed-price, date-certain, turnkey construction contract (the "Turnkey Construction Contract") on a joint and several basis by Hanbo Corporation and HECC, both of which are South Korean corporations. CE Casecnan has recently received confirmation from HECC that it intends to fully perform its obligations under the Turnkey Construction Contract and complete the Casecnan Project on schedule and within the budget. However, although HECC is currently performing the work, there can be no assurance that it will remain able to perform fully its obligations under the Turnkey Construction Contract.

     Hanbo Corporation and HECC (sometimes collectively referred to as the "Contractor") are under common ownership. The Contractor's obligations under the Turnkey Construction Contract are guaranteed by Hanbo Steel. In addition, the Contractor's obligations under the Turnkey Construction Contract are secured by an irrevocable standby letter of credit issued by Korea First Bank ("KFB") in the approximate amount of $118 million. The total cost of the Casecnan project, including development, construction, testing and startup, is estimated to be approximately $495 million.

     CE Casecnan is presently reviewing its rights, obligations and potential remedies in respect of the recent developments regarding the Contractor and is presently unable to speculate as to the ultimate effect of such developments on CE Casecnan.

     KFB has recently reconfirmed to CE Casecnan that it will honor its obligations under the Casecnan Project letter of credit and also has stated its support for the successful completion of the Casecnan Project and has previously offered to extend a working capital facility to HECC. However, until a receiver for HECC is appointed, it is unclear whether such working capital facility can be utilized and whether there will be any constraints imposed on HECC's performance of the work. It is also noted that Moody's Investors Service recently issued a ratings downgrade of KFB's senior debt from Baa1 to Baa2.

     CE Casecnan financed a portion of the costs of the Casecnan Project through the issuance of $125,000,000 of its 11.45% Senior Secured Series A Notes due 2005 and $171,500,000 of its 11.95% Senior Secured Series B Bonds due 2010 and $75,000,000 of its Secured Floating Rate Notes due 2002, pursuant to an indenture dated as of November 27, 1995, as amended to date (the "Casecnan Indenture"). Although no default has yet occurred under the Casecnan Indenture as a result of the announced receivership of HECC, CE Casecnan will continue to closely monitor the Hanbo group and KFB developments and project construction status and develop appropriate contingency plans.

     If Contractor materially fails to perform its obligations under the Turnkey Construction Contract or if KFB were to fail to honor its obligations under the Casecnan letter of credit, such actions could have a material adverse effect on the Casecnan Project and CE Casecnan.


                           SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CalEnergy Company, Inc.



                              By:   \s\Douglas L. Anderson
                                      Douglas L. Anderson
                                      Assistant Secretary and
                                      Assistant General Counsel
                                      (U.S. and Corporate)



Dated: March 28, 1997